                                                                    EXHIBIT 99

Cognigen Networks, Inc.                         NEWS RELEASE
6405 218th Street, SW, Suite 305
Mountlake Terrace, Washington 98043             For Immediate Release at 5 PM
PST                                             Tuesday, May 17, 2005
www.cognigen.com
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Cognigen Networks Reports Quarterly Financial Results:

Revenue and Net Income Increased for the Three and Nine Months Ended March
31, 2005

Mountlake  Terrace,  Washington,  May 17  /PRNewswire-First  Call/ -- Cognigen
Networks,  Inc.  (OTC  Bulletin  Board:  CGNW-  news),  the Seattle area based
Internet-enabled   marketer  of   communications   services  and  certificated
reseller,  today announced its unaudited  financial  results for the three and nine months ended March 31, 2005. The Company  realized  revenue of $3,010,170 and  $8,674,882,  respectively,  for the three  months and nine  months  ended
March  31,  2005,   compared  to  revenue  of   $2,682,192   and   $8,122,954,
respectively,  for the same periods in 2004.  Revenue for quarter  ended March
31,  2005,  increased  approximately  12% over the same  period in 2004  while revenue for the nine months ended March 31, 2005,  increased  approximately 7%
over the same period in 2004.

Net income for the quarter  ended March 31, 2005,  was $346,307  compared to a loss of  ($2,989,367)  for the same  period in 2004.  Net  income for the nine months  ended  March  31,  2005,  was  $811,589  compared  to a  net  loss  of
($2,945,284)  for the nine months ended March 31, 2004.  Net income per common share for the three months ended March 31, 2005,  was $0.04 per share compared to the net loss  ($0.33)  per share for the same  quarter in 2004.  Net income per common share for the nine months ended March 31, 2005,  was $0.09 compared to a per  share  net loss of  ($0.32)  for the same  period  in 2004.  The net losses  for the  periods  in 2004  were in large  part due to loss  provisions recorded on intangible assets in the prior year.

Net cash  provided by  operations  was  $385,165  during the nine months ended
March 31, 2005,  compared to $63,189 for the comparable  period in fiscal year
2004.

Thomas  S.  Smith,  president  and  CEO,  commented,   "We  are  pleased  with
Cognigen's  ability  to  achieve  sustained  growth  despite  ever  increasing competition  and falling long distance  rates. To a great extent this has been accomplished  through product line diversification that allows us to reach new customer  bases.  Our core  operations  remain  reliable  sources  for revenue generation,  and a series of new product and service  initiatives should bring about  increased  revenue  growth as we provide our agent network with greater incentives.  We shall be announcing those new expanded  services in the coming weeks."

Complete  details  of  the  full  unaudited   results  and  related  financial
information may be found in Cognigen's  quarterly  report on Form 10-QSB which has been filed with the SEC and which may be accessed  through Edgar Online or other sources.

About Cognigen
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Cognigen Networks, Inc., based in metropolitan Seattle,  Washington,  offers a wide range of  telecommunication  services and related technology products via its Web site,  http://www.cognigen.com.  Cognigen's  robust  marketing  engine harnesses  distribution  channels featuring a prominent  Internet presence,  a network of independent agents and several affiliate groups,  each having their own customized Web site.  Cognigen's  agent  initiated  sales as well as those generated  directly  off  its  main  website  are  fulfilled  via  proprietary software  utilizing  the  Internet.  The  Company  sells  its own  proprietary services  under the Cogni label as a  certificated  reseller and carrier,  and resells the services of industry  leaders such as 2Speak,  AccuLinq,  Inphonic
Cellular, ShopForT1, Convergia, IBN Tel, MCI Neighborhood,  Pioneer Telephone,
OPEX,  PowerNet  Global,  Speakeasy,  UniTel and Trinsic / Z-Tel.  Cognigen is
authorized  to  operate  as an  interstate  and  international  carrier  under
Section  214 of the  rules of the  Federal  Communications  Commission  and is
regulated  by  some  state  public  utility   commissions  as  a  reseller  of
interstate and intrastate  long distance  telecommunications  services.  Since
September  of 1999,  Cognigen  has sold,  on behalf of its vendors and for its
own  account,   services  and  products  to  approximately  820,000  customers worldwide.

The  information  herein  contains  forward-looking   statements,   including,
without limitation,  statements  relating to Cognigen Networks,  Inc. Although the Company  believes that the expectations  reflected in the  forward-looking statements are  reasonable,  no assurance can be given that such  expectations will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties  that affect the  Company's  business,  financial  condition and results of operations,  including without  limitation,  the Company's possible inability to become  certified as a reseller in all  jurisdictions in which it applies,  the possibility  that the Company's  proprietary  customer base will not grow as the Company expects,  the Company's inability to obtain additional financing,  the  Company's  possible  lack  of  producing  agent  growth,  the
Company's  possible lack of revenue growth,  the Company's  possible inability to add new products and services that generate  increased sales, the Company's possible  lack of cash flows,  the Company's  possible loss of key  personnel, the possibility of  telecommunications  rate changes and technological changes and the possibility of increased  competition.  Many of these risks are beyond the  Company's  control.  The  Company  is not  entitled  to rely on the  safe harbor  provisions of Section 27A of the  Securities  Act of 1933, as amended, or Section  2lE of the  Securities  Exchange  Act of 1934,  as  amended,  when making forward- looking statements.

Source:     Cognigen Networks, Inc.

            Contact:    Thomas S. Smith
                        Meridian Center - 9800 Mt. Pyramid Court, Ste 400
                        Englewood, CO 80112

                        720-895-1912 voice
                        720-895-1917 fax
                        toms@ld.net